Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL

REGARDING SHARES HELD IN

OWL ROCK CAPITAL CORPORATION

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED MARCH 15, 2017

THE WITHDRAWAL RIGHTS WILL EXPIRE AT,

AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY

OWL ROCK CAPITAL CORPORATION BEFORE,

11:59 P.M., EASTERN TIME, ON APRIL 11, 2017, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY MAIL, COURIER, OR PERSONAL DELIVERY TO:

Owl Rock Capital Corporation

Attn: Bryan Cole

245 Park Avenue, 41st Floor

New York, New York 10167

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY OWL ROCK CAPITAL CORPORATION AT THE ADDRESS ABOVE.

NOTICE OF WITHDRAWAL

PURSUANT TO THE OFFER TO PURCHASE DATED

March 15, 2017

LADIES AND GENTLEMEN,

The undersigned Shareholder of Owl Rock Capital Corporation (the “Company”) hereby withdraws the tender of his, her, or its Shares of the Company, which the Shareholder submitted by a Letter of Transmittal dated             , 2017. This tender was in the amount of:                  Shares.

The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

IMPORTANT: The signature of the Shareholder(s) or person(s) authorized to sign on behalf of the Shareholder(s) (an “Authorized Person”) should be exactly as it appeared in the Subscription Agreement. Attach additional copies as necessary.

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

Signature of Shareholder(s) or Authorized Person(s):

Name of Signatory (Please print):

Title of Authorized Person (Please print):

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